UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2022

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 88898711

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

As previously reported in the Current Report on Form 8-K filed on January 20, 2021, TD Holdings, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”), dated January 19, 2021, with White Lion Capital, LLC, a Nevada limited liability company (the “Investor”), and on September 13, 2021, the Company entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with the Investor. Pursuant to the Settlement Agreement, the Company and the Investor agreed that on any trading day selected by the Company, provided that the closing price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the date of purchase notice is greater than or equal to $1.00 and there is an effective registration statement for the resale by the Investor of the Purchase Notice Shares (as defined in the Settlement Agreement), the Company has the right, but not the obligation, to present Investor with a purchase notice, directing the Investor to purchase up to certain amount shares of the Company’s Common Stock.

On December 12, 2022, the Company entered into a Settlement and Restated Common Stock Purchase Agreement (the “Restated Agreement”) with the Investor. Pursuant to the Restated Agreement, in consideration for the Investor’s execution and delivery of, and performance under the Restated Agreement, the Company agreed to issue to the Investor 300,000 unregistered shares of Common Stock (the “Commitment Shares”) within five business days of execution of the Restated Agreement. In addition, within thirty days of the execution of the Restated Agreement, the Company shall deliver to the Investor a purchase notice for 489,306 shares of Common Stock (the “First Purchase Notice”) at a purchase price of 80% of the lowest daily volume-weighted average price (“VWAP”) of the Company’s Common Stock during the valuation period as defined in the Restated Agreement (the “Purchase Price”). Within thirty days of the closing of the First Purchase Notice, the Company shall deliver to the Investor a purchase notice for 200,000 purchase notice shares (the “Second Purchase Notice”) at the Purchase Price. Between the closing date of the Second Purchase Notice and the period ending on the earlier of (i) March 31, 2023 or (ii) the date on which the Investor shall have purchased an aggregate of 2,889,306 purchase notice shares, the Company shall have the right, but not the obligation, to direct the Investor to purchase up to 1,900,000 purchase notice shares at which (i) the first 600,000 purchase notice shares shall be at the Purchase Price and (ii) any remaining purchase notice shares shall be at a purchase price of 85% of the lowest daily VWAP of the Company’s Common Stock during the valuation period as defined in the Restated Agreement.

The number of shares sold pursuant to any purchase notices under the Restated Agreement may not exceed the lower of (a) 200% of the Average Daily Trading Volume (as defined in the Restated Agreement) or (b) the Investment Limit (as defined in the Restated Agreement) divided by the highest closing price of the Common Stock over the five most recent business days.

No purchase notice may result in the Investor beneficially owning (as calculated pursuant to Section 13(d) of the Securities and Exchange Act of 1934, as amended, and Rule 13d-3 thereunder) more than 4.99% of the number of shares of Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to such purchase notice.

An aggregate of 689,306 shares of Common Stock from the First Purchase Notice and the Second Purchase Notice, and up to an additional 1,900,000 shares of Common Stock will be registered for sale directly to the Investor pursuant to a prospectus supplement, dated of January 19, 2021, as supplemented by that certain supplement dated December 12, 2022, to the Registration Statement on Form S-3 (File No. 333-239757), as amended, filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on August 4, 2020. The Commitment Shares will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The Restated Agreement shall replace the Purchase Agreement and Settlement Agreement in their entirety, and the parties have agreed to mutually release each other for any and all past claims that may be due to each other prior to the execution of the Restated Agreement, including, but not limited to, claims or rights under the Purchase Agreement and Settlement Agreement.

The description of terms and conditions of the Restated Agreement, set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the form of Restated Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The description of the Commitment Shares set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Settlement and Restated Common Stock Purchase Agreement, dated December 12, 2022, by and between TD Holdings, Inc. and White Lion Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD HOLDINGS, INC.

Date: December 14, 2022	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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